UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2026

SPIRE GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39493	85-1276957
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 Towers Crescent Drive Suite 1100
Vienna, Virginia		22182
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (202) 301-5127

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value of $0.0001 per share	SPIR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 13, 2026, the Board of Directors (the “Board”) of Spire Global, Inc. (the “Company”) approved, effective on August 3, 2026, the appointment of Eric Mellinger as Chief Commercial Officer of the Company. Mr. Mellinger, age 61, most recently served as the Vice President for Business Development & Growth Leader, Defense & Space Sector, at Mantech International Corporation, a technology company (“Mantech”), since April 2025. Previously, Mr. Mellinger served in multiple positions at Mantech, including Senior Executive Director for Business Development, Defense Sector, from January 2024 to April 2025; Executive Director for Business Development, Defense Sector, from April 2022 to January 2024; and Director for Business Development, from January 2019 to April 2022.

There are no arrangements or understandings between Mr. Mellinger and any other persons pursuant to which he was appointed as Chief Commercial Officer. There are no family relationships between Mr. Mellinger and any of the Company’s directors or executive officers. Mr. Mellinger does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On July 13, 2026, Mr. Mellinger entered into an executive employment agreement and accompanying offer letter with the Company establishing his compensation as Chief Commercial Officer (collectively, the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Mellinger’s initial compensation will consist of the following:

•
an annual base salary of $385,000;
•
he will be eligible to receive an annual cash bonus under the Company’s annual performance bonus plan in a target amount equal to 80% of his annual base salary; and
•
he will receive a grant of 150,000 restricted stock units under the Company’s 2021 Equity Incentive Plan, as amended (the “2021 Plan”), to be granted on August 3, 2026, 25% of which will vest on the first Quarterly Vesting Date (as defined below) that is in the same calendar quarter as the one year anniversary of the grant date, and thereafter the award shall vest as to 1/16th of the total number of shares subject to the award on each Quarterly Vesting Date thereafter over the next three years, in each case subject to Mr. Mellinger’s continued service with the Company.

“Quarterly Vesting Date” means, with respect to any calendar year, the 20th day of February, May, August, and November.

The Employment Agreement provides for severance pay and benefits in the event Mr. Mellinger’s employment is terminated by the Company without Cause (as defined in the Employment Agreement) or due to his resignation for Good Reason (as defined in the Employment Agreement), with such terminations referred to as a “Qualifying Termination.”

The Employment Agreement provides that if Mr. Mellinger’s employment is terminated as the result of a Qualifying Termination, and the termination date occurs before a Change in Control (as defined in the 2021 Plan) or after the period that begins on the date of a Change in Control during the term and ends on the eighteen (18) month anniversary of such Change in Control (the “Change in Control Period”), then the Company shall, in addition to paying Mr. Mellinger’s base salary and other compensation earned through the termination date:

•
pay to Mr. Mellinger as severance pay an amount equal to one hundred percent (100%) of his annualized base salary as of the termination date (or annualized base salary as of immediately prior to a material reduction of such base salary), less all legally required and authorized deductions and withholdings, payable in a lump sum on the Company’s first regular payroll date immediately following the termination date (the “Non-CIC Severance Payment”);
•
pay to Mr. Mellinger as additional severance pay an amount equal to one hundred percent (100%) of his target annual cash bonus for the fiscal year in which the termination date occurs, less all legally required and authorized deductions and withholdings, payable in a lump sum on the Company’s first regular payroll date immediately following the termination date (the “Non-CIC Bonus Payment”);
•
pay to Mr. Mellinger as additional severance a lump sum cash payment equal to one hundred percent (100%) of his group health insurance coverage with the Company, at the same level of coverage that was in effect as of the termination date, for a period of twelve (12) months, less all legally required and authorized deductions and withholdings, payable in a lump sum on the Company’s first regular payroll date immediately following the termination date (the “Non-CIC Benefits Continuation Payment”); and
•
pay up to $15,000 for outplacement services by an outplacement services provider selected by Mr. Mellinger, with any such amount payable by the Company directly to the outplacement services provider or reimbursed to the executive, in either case subject to submission of appropriate receipts before the twelve (12) month anniversary of the termination date (the “Outplacement Payments”).

The Employment Agreement also provides that if Mr. Mellinger’s employment is terminated as the result of a Qualifying Termination, and the termination date occurs during the Change in Control Period, then the Company shall, in addition to paying his base salary and other compensation earned through the termination date:

•
pay to Mr. Mellinger as severance pay an amount equal to the sum of (i) one hundred fifty percent (150%) of his annualized base salary as of the termination date (or annualized base salary as of immediately prior to a material reduction of such base salary) (the “CIC Severance Payment”), (ii) one hundred fifty percent (150%) of his target annual cash bonus for the fiscal year in which the termination date occurs (the “CIC Bonus Payment”), and (iii) one hundred fifty percent (150%) of his group health insurance coverage with the Company, at the same level of coverage that was in effect as of the termination date, for a period of eighteen (18) months (the “CIC Benefits Continuation Payment”), in each case less all legally required and authorized deductions and withholdings, payable in a lump sum on the Company’s first regular payroll date immediately following the termination date; and
•
pay the Outplacement Payments.

The Employment Agreement also provides that in the case of such a termination, Mr. Mellinger’s then-outstanding equity awards will accelerate and immediately become fully vested, and the period to exercise any award will become the expiration date of such award, as applicable.

In addition, the Employment Agreement provides that if Mr. Mellinger’s employment is terminated as the result of a Qualifying Termination, and a Change in Control occurs within ninety (90) calendar days after the termination date, then he shall receive an additional cash payment equal to the sum of: (i) fifty percent (50%) of his annualized base salary as of the termination date (or annualized base salary as of immediately prior to a material reduction of such base salary), (ii) the difference between the CIC Bonus Payment amount and the Non-CIC Bonus Payment amount, and (iii) the difference between the CIC Benefits Continuation Payment and the Non-CIC Benefits Continuation Payment, less all legally required and authorized deductions and withholdings, payable in a single lump sum no later than ten (10) calendar days after the date of such Change in Control.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On July 17, 2026, the Company issued a press release announcing Mr. Mellinger’s appointment as Chief Commercial Officer. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibits	Description
10.1	Offer Letter and Executive Employment Agreement, dated July 13, 2026, between Eric Mellinger and Spire Global Subsidiary, Inc.
99.1	News release of Spire Global, Inc., dated July 17, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPIRE GLOBAL, INC.

Date:	July 17, 2026	By:	/s/ Alison Engel
		Name: Title:	Alison Engel Chief Financial Officer